UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2009

LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-149881	61-1552209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 South Poplar Street, Suite 101, Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 819-5556

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Registrant and its wholly- owned subsidiary, LEAF 4A SPE, LLC, as borrower, entered into a Loan and Security Agreement, dated as of February 9, 2009, among LEAF 4A SPE, as borrower; the Registrant; and Wells Fargo Foothill, LLC, as agent and lender.  Other non-borrowing parties to the agreement are LEAF Funding, Inc., as originator; and LEAF Financial Corporation, as servicer.

The loan agreement provides the Registrant, as parent of the borrower, with a revolving line of credit with an aggregate borrowing limit of $75 million until the maturity date, February 9, 2012.  The collateral for the loan is specific lease receivables and related equipment.  The Registrant will enter into interest rate swap agreements to fix the interest rate at the time of each borrowing.  Interest and principal are due monthly as payments are received on the lease receivables collateralizing the borrowing.  An event of default such as non-payment of amounts when due under the loan agreement or a breach of financial covenants may accelerate the maturity date of the loan agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF EQUIPMENT FINANCE FUND 4, L.P.

By: LEAF Asset Management, LLC, its general partner

Date: February 13, 2009	By: /s/ Robert Moskovitz
Name: Robert Moskovitz
Title: Chief Financial Officer